UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2013

AVICENNA GLOBAL CORP.

(Exact name of registrant as specified in charter)

Nevada	333-164454	80-0347923
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

#205A - 9003 Reseda Blvd., Northridge, California	91324
(Address of principal executive offices)	(Zip Code)

(818) 472-7722

Company’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On February 1, 2013, Avicenna Global Corp. (the “Company”) received a Notice of Resignation from Ummer Veedu as President, CEO, Principal Executive Officer, Treasurer, CFO, Principal Accounting Officer, Treasurer, Chairman of the Board of Directors and as Director.

On February 1, 2013, the Company, pursuant to a special vote by written consent of the majority of its shareholders, appointed Vikram Khanna as President, CEO, Principal Executive Officer, Treasurer, CFO, Principal Accounting Officer, Treasurer, Chairman of the Board of Directors and as Director.

Mr. Khanna has been President and C.E.O. of Panascope Capital since January 2008.  Mr. Khanna has successfully traded and invested in stocks, options, precious metals and currencies and provided consultant services for various private and public companies.

Mr. Khanna will serve as our director and officer until his duly elected successor is appointed or he resigns.  There are no arrangements or understandings between Mr. Khanna and any other person pursuant to which he was selected as an officer or director.  There are no family relationship between Mr. Khanna and any of our officers or directors.  Mr. Khanna has not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

On February 1, 2013, the Company received a Notice of Resignation from Tariq Tyab, Dr. Aslam Khan, Afnaz Abootty Ahamed and Jawad Qureshi as Directors and in all positions that they held with the Company.

With these resignations disclosed above, the number of directors sitting on the Company’s Board of Directors has been reduced from five to one.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2014	AVICENNA GLOBAL CORP.

By:/s/ Ummer Veedu Ummer Veedu, President